                                                                    EXHIBIT 10.2
                                                                    ------------

                              EMPLOYMENT AGREEMENT
                              --------------------

     THIS AGREEMENT is made as of the 14th day of October, 1998, by and between EPL Resources (Delaware) Corp., a Delaware corporation (hereinafter "Company"), and CHRISTIAN J. WEBER, an individual (hereinafter "Executive").

                              W I T N E S S E T H:
                              -------------------

     WHEREAS, on the date hereof, the Company acquired SkyNet Holdings, Inc. ("SkyNet"), a Nevada corporation, pursuant to the terms of an Agreement and Plan of Merger (the "Merger Agreement");

     WHEREAS in connection with the Merger Agreement Executive received certain shares of the Company's Common Stock (the "Merger Consideration") and Executive agreed to become employed with the Company upon the terms and conditions herein contained.

     NOW, THEREFORE, in consideration of the mutual premises and covenants of the parties contained within the Merger Agreement and in this Agreement, the parties hereto, do hereby agree as follows:

     1.  Employment and Term.
         -------------------

         A. The Company hereby employs Executive and Executive hereby accepts employment by the Company as its Chairman. Executive agrees to serve the Company in such capacity, subject to the terms and conditions of this Agreement, for a term, commencing on the date hereof and expiring three years from the date of this Agreement (the "Term").

     2.  Duties.
         ------

         A. During the Term, Executive shall use his best efforts to perform all duties required in furtherance of his position, including without limitation all such duties as are customarily associated with such position or as are assigned to him from time to time by the Board of Directors of the Company.

         B. Executive shall diligently and faithfully devote his entire time, energy, skill, and best efforts to the performance of his duties under this Agreement. Executive shall conduct himself at all times so as to advance the best interests of the Company, and shall not undertake or engage in any other business activity or continue or assume any other business affiliations which conflict or interfere with the performance of his services hereunder without the prior written consent of the Board of Directors. Executive also agrees that he shall not usurp or misappropriate, either to himself, or to any other person or entity, any corporate or other opportunities that would otherwise be available to the Company.

     3.  Compensation.
         ------------

         A. The Company shall pay Executive and Executive shall accept, as his compensation for all services rendered to the Company pursuant hereto, a base salary of $200,000 on an annualized basis to be paid in accordance with the general payroll practices of the Company as from time to time in effect. Executive shall also be entitled, subject to the terms and conditions of particular plans and programs, to all fringe benefits afforded to other senior executives of the Company, including the right to participate in any pension, retirement, major medical, group health, accident and life insurance and other employee benefit programs made generally available from time to time, by the Company.

         B. In addition to his base compensation, Executive may be awarded an annual discretionary bonus on the basis of merit performance in the discretion of the Company's Board of Directors or Compensation Committee thereof.

         C. Executive may also be entitled to participate in any stock option programs adopted by the Company to the extent determined on a discretionary basis by the Board of Directors or Compensation Committee thereof.

         D. Executive shall be reimbursed for all such reasonable expenses as are directly incurred for the business of the Company upon presentation by Executive of an itemized account of such expenditures, but only to the extent that such expenses are deductible to the Company pursuant to the provisions of the Internal Revenue Code of 1986, as amended, and all rules and regulations promulgated hereunder.

     4.  Vacations, Holidays, Sick Days.
         ------------------------------

         A. Executive shall receive four (4) weeks of paid vacation in each calendar year, to be taken at times which do not unreasonably interfere with the performance of Executive's duties hereunder and in no event shall Executive schedule more than ten (10) consecutive days of vacation during any three month period without the prior written consent of the Board of Directors. Vacation pay shall be non-cumulative unless otherwise agreed to in writing by the Company's Board of Directors.

         B. Executive shall also be entitled to those holidays and compensated sick leave days as are allowed for by the policy of the Company.

     5.  Termination.
         -----------

         A. Executive's employment and rights to compensation hereunder shall terminate immediately if Executive voluntarily leaves the employment of the Company, except that the Company shall have the obligation to pay Executive such portion of his base salary provided for in Section 3 hereof as may be accrued but unpaid on the date Executive voluntarily leaves the employment of the Company. In the event that Executive voluntarily leaves the employment of the Company, he shall provide at least sixty (60) days' written notice.

         B. Executive's employment and rights to compensation hereunder shall terminate immediately upon the death of Executive or if the Executive is unable, for reasons of illness, disability or other causes, to carry out or perform the duties required of him hereunder continuously for three (3) months or intermittently for an aggregate of one hundred twenty (120) days in a calendar year during the term of this Agreement; provided, however, that the Company
                                        --------  -------
shall have the obligation to pay Executive such portion of his base salary provided for in Section 3 hereof as may be accrued but unpaid on the date Executive dies or the thresholds respecting the Executive's inability to perform his duties as a result of illness or disability are reached.

         C. The Company may, upon written notice to Executive giving the reasons therefor, terminate Executive's employment and his rights to compensation hereunder for cause. As used herein, the term "cause" shall mean the following: conviction of Executive for any felony, fraud, embezzlement or crime of moral turpitude, except for such conduct relating to corporate activity to the extent that Executive would be entitled to be indemnified by the Company for charges arising from such conduct; controlled substance abuse or drug addiction; alcoholism which interferes with or affects Executive's responsibilities to the Company or which reflects negatively upon the integrity or reputation of the Company; gross negligence which is materially injurious to the Company; any violation of any express written directions or any reasonable written rule or regulation established by the Company's Board of Directors from time to time, and consistent with industry standards, regarding the conduct of its business, which violation has not been cured to the Company's satisfaction within thirty
(30) calendar days of the dispatch of written notice to the Executive of the violation; or any violation by the Executive of any material term or condition of this Agreement. If Executive is terminated for cause as provided above, Executive's employment and rights to compensation hereunder shall terminate immediately upon receipt of written notice to the effect, except that the Company shall have the obligation to pay Executive such portion of his base salary as may be accrued but unpaid on the date his employment is terminated.

         D. Executive may be terminated at any time by a determination of the Board of Directors (a "Board Termination") if the following procedure is followed: (i) a formal meeting of the Board of Directors must be called upon at least twenty (20) days' written notice to all directors; (ii) the notice of the meeting must specify the purpose of the meeting is to consider a Board Termination; (iii) at the meeting (at which the Executive must abstain from attendance and participation) a unanimous vote of the Board of Directors (exclusive of Executive) must conclude that in their discretion (x) the Company's overall financial and strategic objectives have not been, or are not being, achieved in accordance with corporate expectations; and (y) the Company's best interest would be served by a replacement of the Executive. In the event of a Board Termination, Executive will be provided with a severance package consisting of a continuation of his full salary and benefits for a period of one year.

         E. Notwithstanding anything herein contained to the contrary, the Company may terminate this Agreement upon thirty (30) days' written notice to Executive upon the happening of any of the following events:

     (i) the sale by the Company of substantially all of its assets;

     (ii) a bona fide decision by the Company to terminate its business and liquidate its assets; or

     (iii) the merger or consolidation of the Company in a transaction in which the shareholders of the Company prior to the transaction receive less than fifty percent (50%) of the outstanding voting shares of the new or continuing corporation after the transaction.

     If Executive's employment is terminated during the Term by virtue of this Subsection 5.E., Executive's employment and rights to compensation hereunder shall terminate immediately upon receipt of written notice to that effect, except that the Company shall have the obligation to pay Executive such portion of his base salary as may be accrued but unpaid on the date his employment is terminated.

         F. If Executive's employment is terminated during the Term hereof for reasons other than those provided in Subsections 5.A., 5.B., 5.C., 5.D. or 5.E. above, Executive shall be entitled to his regular compensation for the balance of the Term, consisting of:

            (1) payment of one hundred percent (100%) of Executive's monthly base salary payable at regular intervals in accordance with the Company's normal payroll practices; and

            (2) continuation of health insurance and fringe benefits as set forth herein through the remainder of the Term.

         G. Notwithstanding the provisions of section 6 hereafter:

            (i) If Executive's employment is terminated during the Term hereof for reasons other than those provided by Subsections 5.A., 5.B., 5.C., 5.D. or 5.E. above, the limitations set forth in Section 6 hereafter shall only apply following the dates of such termination for all such periods during which Executive continues to receive compensation pursuant to the terms of Subsection 5.F. above; or

            (ii) If Executive's employment is terminated during the Term hereof by virtue of Section 5.D., the limitations set forth in Section 6 hereafter shall only apply following the date of such termination for the period in which severance payments are received by Executive.

     6.  Confidentiality and Related Matters.
         -----------------------------------

         A. Acknowledgment of Nature and Value of Confidential Information:
            --------------------------------------------------------------
Executive recognizes and acknowledges: (a) that in the course of Executive's employment by the Company it will be necessary for Executive to acquire, in a fiduciary capacity of trust, information which could include, in whole or in part, but is not limited to: information concerning the Company's rate schedules; rate quotations; the names, addresses, credit terms and nature of services provided by the vendors utilized by the Company; the names, addresses, credit terms and nature of services provided to customers of the Company; the identity of the Company's suppliers, sales representatives, shippers or other entities with whom Executive has come into contact as a result of his employment with the Company, or which should otherwise come into his knowledge during the term of this Agreement; the salaries, skills, education or abilities of the Company's employees; the Company's sales, sales volume, sales methods and sales proposals; the identities of the Company's customers and/or prospective customers; the identities of key purchasing personnel in the employ of customers and prospective customers; the amounts and/or kinds of customers' purchases from the Company; the Company's sources of information and supply; the Company's computer programs, system documentation, special hardware or software, service or product hardware or software, and related software or hardware development; the Company's manuals, formulae, processes, methods, machines, compositions, ideas, improvements, inventions or other information or materials relating to the Company's affairs (collectively referred to herein as the "Confidential Information"); (b) that the Confidential Information is the property of the Company and constitutes a major asset of the Company; (c) that the use, misappropriation or disclosure of the Confidential Information would constitute a breach of trust and could cause irreparable injury to the Company; and (d) that it is essential to the protection of the Company's goodwill and to the maintenance of the Company's competitive position that the Confidential Information be kept secret and that Executive neither disclose the Confidential Information to others nor use the Confidential Information to Executive's own advantage or to the advantage of others.

         B.  Acknowledgment of Necessity for Protections of Company's Business.
             -----------------------------------------------------------------
Executive further recognizes and acknowledges that it is essential for the proper protection of the business of the Company, particularly in view of the recent acquisition of SkyNet by the Company, that Executive be restrained: (a) from soliciting or inducing any employee of the Company to leave the employ of the Company; (b) from hiring or attempting to hire any employee of the Company;
(c) from soliciting the trade of, or trading with, the customers or suppliers of the Company for any business purpose other than that of the Company; and (d) from competing against the Company for a reasonable period of time and within a reasonable geographic area following the termination or nonrenewal of Executive's employment with the Company, as more fully addressed in Section 6.F., below.

         C.  Work Made For Hire. Executive further recognizes and understands
             ------------------
that Executive's duties at the Company may include the preparation of materials, including without limitation written or graphic materials, and that any such materials conceived or written by Executive shall be done as "work made for hire" as defined and used in the Copyright Act of 1976, 17 U.S.C. (S)(S) 1 et
                                                                           --
seq. In the event of publication of such materials, Executive understands that
---
since the work is a "work made for hire", the Company will solely retain and own all rights in said materials, including right of copyright.

         D.  Non-Disclosure of Confidential Information.  In recognition and
             ------------------------------------------
consideration of the recent acquisition of SkyNet by the Company and Executive's employment, compensation and fringe benefits, the information which the Company will give Executive regarding the Company's business, the Executive's introduction to the Company's customers and prospective customers made in the course of Executive's employment with the Company, and the carefully-guarded methods of doing business which the Company utilizes and deems crucial to the successful operation of its business, Executive agrees to hold and safeguard the Confidential Information in trust and in a fiduciary capacity for the Company, its successors and assigns. Executive expressly agrees that he shall not, without the prior written consent of the Company, misappropriate or disclose or make available to anyone for use outside the Company's organization at any time, either during Executive's employment with the Company or subsequent to the termination or nonrenewal of such employment with the Company, for any reason, including without limitation termination by the Company for cause or without cause, any of the Confidential Information, whether or not developed by Executive, except as required by the Company in the performance of Executive's duties to the Company.

         E. Disclosure of Works and Inventions/Assignment of Patents. In
            --------------------------------------------------------
consideration of the promises set forth herein, Executive agrees to disclose promptly to the Company, or to such person whom the Company may expressly designate for this specific purpose (its "Designee"), any and all works, inventions, discoveries and improvements authored, conceived or made by Executive during the period of employment and related to the business or activities of the Company, and Executive hereby assigns and agrees to assign all of Executive's interest in the foregoing to the Company or to its Designee. Executive agrees that, whenever he is requested to do so by the Company, Executive shall execute any and all applications, assignments or other instruments which the Company shall deem necessary to apply for and obtain Letters Patent or Copyrights of the United States or any foreign country or to otherwise protect the Company's interest therein. Such obligations shall continue beyond the termination or nonrenewal of Executive's employment with respect to any works, inventions, discoveries and/or improvements that are authored, conceived of, or made by Executive during the period of Executive's employment, and shall be binding upon Executive's successors, assigns, executors, heirs, administrators or other legal representatives.

         F. Negative Covenant. Subject to the provisions of Section 5.G. hereof,
            -----------------
Executive covenants and agrees that, for and in consideration of the compensation deemed hereunder and the Merger Consideration, the sufficiency and receipt of which is hereby acknowledged, during the term and for a period of two
(2) years following termination of employment, Executive will not, on his own behalf or as partner, officer, director, employee, consultant, or stockholder (holding more than ten percent (10%) of the issued and outstanding stock of any firm or company) of any other business, either directly or indirectly, solicit customers of the Company, or any affiliates or subsidiaries of the Company or perform any work, services, or labor for or on behalf of any firm or company engaged in any business competitive with or similar to the business of the Company in any state or foreign country where the Company does business. Accordingly, the Company is granted the right by Executive to apply to any court of competent jurisdiction for one or more temporary or permanent injunctions enjoining Executive, his agents and employees, from violating the provisions of this Agreement and/or from continuing to breach such provisions.

         G. No Prior Agreements. Executive represents and warrants that
            -------------------
Executive is not a party to or otherwise subject to or bound by the terms of any contract, agreement or understanding which in any manner would limit or otherwise affect Executive's ability to perform his obligations hereunder, including without limitation any contract, agreement or understanding containing terms and provisions similar in any manner to those contained in this Section 6. Executive further represents and warrants that his employment with the Company will not under any circumstances require him to disclose or use any confidential information belonging to prior employers or other persons or entities, or to engage in any conduct which may potentially interfere with the contractual, statutory or common-law rights of such other employers, persons or entities. In the event that Executive knows or learns of any facts whatsoever which suggest that such interference might arguably occur as the result of any proposed actions by either Executive or the Company, Executive expressly promises that he will immediately bring such facts to the Company's attention.

         H. Remedies. In the event of a breach by Executive of any of the terms
            --------
of this Agreement, the Company shall be entitled, if it shall so elect, to institute legal proceedings to obtain damages for any such breach, or to enforce the specific performance of this Agreement by Executive and to enjoin Executive from any further violation of this Agreement, and to exercise such remedies cumulatively or in conjunction with all other rights and remedies provided by law. Executive acknowledges and agrees that money damages for any breach by him of any of the provisions of this Agreement may be inadequate to compensate the Company for the injuries it may suffer as the result of any such breach, and accordingly that the Company shall be entitled to injunctive relief against Executive, in addition to money damages, in the event of any such breach by Executive .

         I. Review by Counsel. Executive expressly acknowledges and represents
            -----------------
that Executive has been given a full and fair opportunity to review this Agreement with an attorney of Executive's choice, and that Executive has satisfied himself, with or without consulting with counsel, that the terms and provisions of this Agreement, specifically including, but not limited to, the restrictive covenant and related provisions of Section 6 hereof, are reasonable and enforceable.

         J. Return of Materials. Upon the termination or nonrenewal of
            -------------------
Executive's employment with the Company for any reason, including without limitation termination by the Company for cause or without cause, or at any time upon demand, Executive shall promptly deliver to the Company all Company property and materials, including without limitation all documents or other materials constituting, containing, referencing or relating to the "Confidential Information" referred to in this Section 6, and any other Company property of any nature whatsoever, including without limitation correspondence, computer disks or other electronically-stored information, drawings, blueprints, manuals, letters, notes, notebooks, reports, flow-charts, programs, proposals and any documents concerning the Company's customers, or concerning services, products or processes provided by or to, or used by, the Company.

         K. Company-Created Materials. All material that may be furnished to the
            -------------------------
Executive, together with literature, rate schedules, customer lists, forms, filing systems and any other property, documents or other materials furnished or made available by the Company to the Executive, shall be and remain the property of the Company, and shall be returned by the Executive to the Company upon any termination or nonrenewal of employment or at any time upon demand.

         L. Executive-Created Materials. All material created by the Executive
            ---------------------------
during the term of his employment with the Company which is incidental to or related in any way to the Executive's employment, or to the Company's business, shall be the property of the Company, and shall be delivered to the Company upon any termination or nonrenewal of Executive's employment or at any time upon demand. Notwithstanding the foregoing, the Company shall not acquire any ownership right in and in those works and inventions, and any modifications thereto made during the Term hereof, shown on Exhibit B hereto.

         M. Definitions. For purposes of this Section 6, the term, "material(s)"
            -----------
shall include, but shall not be limited to, data stored in computers, voicemail or any other electronic, magnetic, or mechanical storage device, any passwords, codes or keys required to access all or any portion of such material, and the "Confidential Information" referred to in Section 6.A. hereof.

     7.  Conflict of Interest.
         --------------------

         Executive covenants that, during the Term, he will disclose to the Company, in writing, any and all interests he may have, whether for profit or compensation or not, in any venture or activity which could potentially interfere with his ability to perform under this Agreement or create a conflict of interest for him with the Company. For purposes of this paragraph 7 only, "conflict of interest" shall mean ownership of greater than five percent (5%) of, or $150,000 worth of equity in, another company which conducts business similar to that undertaken by the Company.

     8.  Notices.
         -------

         All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand or mailed, certified or registered mail, return receipt requested, with postage prepaid, at the following addresses or to such other address as either party may designate by like notice:

         A.  If to Executive, to:
             SkyNet Holdings, Inc.
             Stockley Close
             West Drayton, England UB7 9BL

         B.  If to Company, to:
             EPL Resources (Delaware) Corp.
             343 South Glasgow Avenue
             Inglewood, CA  90301
               with a copy to:
               Buchanan Ingersoll Professional Corporation
               11 Penn Center, 14th Floor
               1835 Market Street
               Philadelphia, Pa.  19103
               Attn.:  Stephen M. Cohen, Esquire

     9.  Basic Indemnification.
         ---------------------

         Company shall indemnify and defend Executive and his heirs, executors and administrators against any costs or expense (including reasonable attorneys' fees and amounts paid in settlement, if such settlement is approved by the Company), fine, penalty, judgment and liability reasonably incurred by or imposed upon Executive in connection with any action, suit or proceeding, civil or criminal, to which Executive may be made a party or with which Executive shall be threatened, by reason of Executive's being or having been an Officer, unless with respect to such matter Executive shall have been adjudicated in any proceeding not to have acted in good faith or in the reasonable belief that the action was in the best interests of the Company, or unless such indemnification is precluded by law, public policy, or in the judgment of the Company's Board of Directors, such indemnification is being sought as a result of actions of Executive which were either: (i) grossly negligent; (ii) reflective of Executive misconduct; (iii) in violation of rules, regulations or laws applicable to the Company; or (iv) in disregard of Company policies.

     10. Additional Provisions.
         ---------------------

         A. This Agreement, including without limitation its confidentiality, restrictive covenant and related provisions, shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and Executive, his heirs, executors, administrators and legal representatives, subject to the provisions of Section 10.F. hereof, which expressly prohibits the assignment or delegation of any of Executive's personal rights or obligations hereunder.

         B. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof, and cannot be modified orally. This Agreement supersedes all prior and contemporaneously-made written or oral agreements between the parties relating to the subject matter hereof. No modification or waiver of any of the provisions hereof shall be effective unless set forth in a writing that specifically states that it is intended to be a modification of this Agreement and that is signed by the President of the Company.

         C. If any provision(s) of this Agreement shall be or shall become illegal or unenforceable in whole or in part, for any reason whatsoever, the remaining provisions shall nevertheless be deemed valid, binding and subsisting, and any invalid or unenforceable provision(s) shall be deemed modified to the least extent possible so as to make them valid and enforceable and so as to give the maximum effect allowable by law to the parties' original intent as expressed by the terms hereof.

         D. No failure on the part of the Company to exercise, and no delay by the Company in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by the Company of any right, power or remedy hereunder, preclude any other or further exercise thereof, or the exercise of any other right, power or remedy by the Company.

         E. "Person" as used herein shall mean a natural person, joint venture, corporation, partnership, trust, estate, sole proprietorship, governmental agency or authority or other juridical entity.

         F. This is a personal services contract and the rights and obligations set forth herein may not be assigned or delegated by Executive, except as otherwise specifically provided in this Agreement with respect to benefits payable upon Executive's disability or death, without the express, written consent of the Company.

         G. The headings of the several sections of this Agreement have been inserted for convenience of reference only and shall in no way be used to restrict, modify, or explain any of the terms or provisions hereof.

         H. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, without regard to its, or any other sovereignty's, conflicts of laws principles. The parties agree that any claims brought pursuant to this Agreement shall be brought in a court of competent jurisdiction located in Los Angeles, California.

         I. Tolling Period. The non-competition, non-disclosure and non-
            --------------
solicitation obligations contained in Section 6 of this Agreement shall be extended by the length of time during which Executive shall have been in breach of any of the provisions of such Section 6, regardless of whether the Company knew or should have known of such breach.

         J. Company Violation Not a Defense. In an action by the Company to
            -------------------------------
enforce any provision of this Agreement, any claims asserted by Executive against the Company shall not constitute a defense to the Company's action.

         K. Construction. This Agreement shall be construed according to the
            ------------
plain meaning of its terms, and not strictly for or against either party hereto.

         L. Release. In consideration of Executive's employment hereafter with
            -------
the Company, Executive acknowledges that, except as otherwise disclosed within the Merger Agreement or any schedule thereto, he has no outstanding claims for past salary, reimbursements, or benefits of any type whatsoever against SkyNet or any of its affiliates or subsidiaries, or that if he has such claims, they are deemed to be waived and released.

         M. Counterparts. This Agreement may be executed in counterparts, and
            ------------
the counterparts, taken together, shall constitute the entire Agreement. The Agreement may further be executed by facsimile transmission, and the facsimile signatures may be deemed original signatures for all purposes, including for purposes of the Best Evidence Rule and all other rules or doctrines of similar effect.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed on the date first above written.

     IMPORTANT NOTICE:  THIS AGREEMENT RESTRICTS EXECUTIVE'S RIGHTS TO OBTAIN
     ----------------
     OTHER EMPLOYMENT FOLLOWING HIS EMPLOYMENT WITH THE COMPANY. BY SIGNING IT, EXECUTIVE ACKNOWLEDGES THIS FACT, AND FURTHER ACKNOWLEDGES THAT HE HAS BEEN ADVISED BY THE COMPANY TO READ THE AGREEMENT CAREFULLY, AND/OR TO CONSULT WITH COUNSEL OF HIS CHOICE CONCERNING THE LEGAL EFFECTS OF SIGNING THE AGREEMENT, PRIOR TO SIGNING IT.

                              EPL RESOURCES (DELAWARE) CORP.

Dated:  October 14, 1998      By:  /s/ Vincent Marold, President

                              EMPLOYEE

Dated:  October 7, 1998       By:  /s/ Christian J. Weber
                                       Signature

                              By:  Christian J. Weber
                                       Print Name